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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                           EXACT SCIENCES CORPORATION
             (Exact name of registrant as specified in its charter)

       DELAWARE                                                  02-0478229
-----------------------                                     -------------------
(State of incorporation                                        (IRS Employer
   or organization)                                         Identification No.)

                   63 GREAT ROAD, MAYNARD, MASSACHUSETTS 01754
               (Address of principal executive offices) (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: / /

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: /X/


Securities Act registration statement file number to which this form relates:
333-48812 (If applicable)

       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                              Name of each exchange on which
to be so registered                              each class is to be registered
-------------------                              ------------------------------

       None                                                   N/A

       Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.01 par value per share
                                (Title of Class)


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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      Information concerning the Registrant's Common Stock is contained in the Registrant's Registration Statement on Form S-1 (File No. 333-48812), filed with the Securities and Exchange Commission on October 27, 2000 as the same may be amended from time to time (the "S-1 Registration Statement"), and such information is incorporated herein by reference.


Item 2.  EXHIBITS

EXHIBIT NO.                              EXHIBIT

1. Fifth Amended and Restated Certificate of Incorporation, as amended, of the Registrant (Incorporated by reference to Exhibit 3.1 of the S-1 Registration Statement).

2. Form of Sixth Amended and Restated Certificate of Incorporation of the Registrant (to be filed upon the closing of the offering under the S-1 Registration Statement) (Incorporated by reference to Exhibit 3.3 to the S-1 Registration Statement).

3. By-laws of the Registrant (currently in effect) (Incorporated by reference to Exhibit 3.2 to the S-1 Registration Statement).

4. Form of Amended and Restated By-laws of the Registrant (to take effect as of the closing of the offering under the S-1 Registration Statement) (Incorporated by reference to Exhibit 3.4 to the S-1 Registration Statement).

5. Specimen Certificate for Shares of the Registrant's Common Stock (Incorporated by reference to Exhibit 4.1 to the S-1 Registration Statement).


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                                    SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           EXACT Sciences Corporation



                                           By: /s/ John A. McCarthy, Jr.
                                               -----------------------------
                                               John A. McCarthy, Jr.
                                               Vice President and
                                               Chief Financial Officer

Date: December 26, 2000